Filed pursuant to Rule 424(i)
File No. 333-263425

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING JUNE 30, 2022
(To Prospectus dated March 24, 2023)

Breakwave Dry Bulk Shipping ETF (BDRY)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended June 30, 2022. The calculation of the registration fee is included in an exhibit hereto.